SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2015

XZERES Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-91191	74-2329327
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9025 SW Hillman Court, Suite 3126 Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 503-388-7350

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 3, 2015 we entered into an agreement for the private placement of a total of 10,000,000 shares of our common stock at a price of $0.15 per share to two purchasers for total gross proceeds of $1,500,000. Ravago Holdings America Inc. purchased 6,033,000 shares and Paul DeBruce purchased the remaining 3,967,000 shares.

We offered and sold the shares of common stock pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D. Both purchasers are accredited investors as defined in Regulation D under the Securities Act. No general solicitation or advertising was used in connection with the offering. Both Ravago Holdings America Inc. and Mr. DeBruce are existing shareholders. We issued the common stock sold as “restricted securities” within the meaning of Regulation D and the certificates so issued will bear the appropriate restrictive legends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xzeres Corp.

/s/ David Hofflich

David Hofflich

Chief Executive Officer

Date: April 6, 2015

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